Exhibit 16.1

July 23, 2026
Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements of Freenome, Inc.  (the “Company”) included under Item 4.01 of its Form 8-K dated July 23, 2026.  We agree with the statements concerning our Firm under Item 4.01, in which we were informed of our dismissal on July 20, 2026. We are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

/s/ WithumSmith+Brown, PC

WithumSmith+Brown, PC